Exhibit 10.13
GNC HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE
GNC HOLDINGS, INC.
2015 STOCK AND INCENTIVE PLAN

AGREEMENT (“Agreement”), dated as of _________ __, ____ by and between GNC Holdings, Inc., a Delaware corporation (the “Company”), and __________ (the “Participant”).
Preliminary Statement
The Committee authorized this grant of a non-qualified stock option (the “Option”) as of _________ __, ____ (the “Grant Date”) to purchase the number of shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), set forth below to the Participant, as an Eligible Employee, Consultant or Non-Employee Director of the Company or an Affiliate (collectively, the Company and all Affiliates of the Company shall be referred to as the “Employer”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the GNC Holdings, Inc. 2015 Stock and Incentive Plan, as it may be amended from time to time (the “Plan”). A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.
Accordingly, the parties hereto agree as follows:
I.Tax Matters. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
II.Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company _____ shares of Common Stock, at a price per share of $_____ (the “Option Price”), subject to adjustment as provided in Section 4.2 of the Plan.
III.Exercise.
(a)    The Option shall vest and become exercisable as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a number of shares of Common Stock as provided below, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 6.3(d) of the Plan, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable. The following table indicates each date upon which the Option shall be vested and Participant shall be entitled to exercise the Option with respect to the percentage indicated beside that date provided that the Participant has not experienced a Termination prior to the applicable vesting date:

Vesting Date	Percent Vested
[First Anniversary of Grant Date]	25%
[Second Anniversary of Grant Date]	50%
[Third Anniversary of Grant Date]	75%
[Fourth Anniversary of Grant Date]	100%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date.
(b)    Notwithstanding the foregoing, the Participant may not exercise the Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act, or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and the Participant may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations. In addition, the Participant may not exercise the Option if the terms of the Plan do not permit the exercise of Options at such time.
(c)    The provisions in the Plan regarding Detrimental Activity shall apply to the Option. In the event that the Participant engages in Detrimental Activity prior to the exercise of the Option, the Option shall terminate and expire as of the date the Participant engaged in such Detrimental Activity. As a condition of the exercise of the Option, the Participant shall be required to certify (or be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity. In the event the Participant engages in Detrimental Activity during the one year period commencing on the date the Option is exercised, the Company shall be entitled to recover from the Participant at any time within one year after such exercise, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise of the Option (whether at the time of exercise or thereafter).
(d)    Upon the exercise of the Option, the Participant:
(i)    will be deemed to acknowledge and make such representations and warranties as may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant. The Participant will not sell, transfer or otherwise dispose of the shares of Common Stock in violation of the Plan or this Agreement; and
(ii)    agrees that the Participant will not dispose of the Common Stock unless and until the Participant has complied with all requirements of this Agreement applicable to the disposition of the shares of Common Stock.
IV.Option Term. The term of the Option shall be until the seventh anniversary of the Grant Date, after which time it shall terminate, subject to earlier termination in the event of the Participant’s Termination as specified in Section 5 below.
V.Termination.
(a)    Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as provided in Section 12.2(a) of the Plan.

(b)    Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
VI.Restriction on Transfer of Option. No part of the Option shall be Transferable other than by will or by the laws of descent and distribution and during the lifetime of the Participant, may be exercised only by the Participant or the Participant’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. To ensure that the shares of Common Stock issuable upon exercise of the Option are not transferred in contravention of the terms of the Plan and this Agreement, and to ensure compliance with other provisions of the Plan and this Agreement, the Company may deposit any certificates evidencing the shares of Common Stock to be issued upon the exercise of the Option with an escrow agent designated by the Company.
VII.Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.
VIII.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.
IX.Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:
GNC Holdings, Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Chief Legal Officer
If to the Participant, to the address on file with the Company.
X.No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Employer will employ the Participant for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Participant’s employment or compensation.
XI.WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR

RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
XII.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.
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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
GNC HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT
By:
Name:
Employee ID number: